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                              BALDWIN & LYONS, INC.

                             FORM 10-Q/A, EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                                                 THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                      JUNE 30                                JUNE 30
                                          ---------------------------------    ------------------------------------
                                              2005               2004               2005                2004
                                          --------------     --------------    ----------------    ----------------
                                          (AS RESTATED,                         (AS RESTATED,
                                           SEE NOTES 3                           SEE NOTES 3
                                             AND 4)                                AND 4)
Basic:
   Average number of shares
      outstanding                            14,728,235         14,624,295          14,726,036          14,613,915
                                          ==============     ==============    ================    ================

      Net Income                             $9,198,876         $8,864,106         $19,545,350         $19,763,180
                                          ==============     ==============    ================    ================

      Per share amount                            $ .63              $ .61              $ 1.33              $ 1.35
                                          ==============     ==============    ================    ================


Diluted:
   Average number of shares
      outstanding                            14,728,235         14,624,295          14,726,036          14,613,915
   Dilutive stock options--based on
      treasury stock method using
      average market price                      102,683            170,893             109,506             188,587
                                          --------------     --------------    ----------------    ----------------

      Totals                                 14,830,918         14,795,188          14,835,542          14,802,502
                                          ==============     ==============    ================    ================

      Net Income                             $9,198,876         $8,864,106         $19,545,350         $19,763,180
                                          ==============     ==============    ================    ================

      Per share amount                            $ .62              $ .60              $ 1.32              $ 1.34
                                          ==============     ==============    ================    ================

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